Royalty TERMINATION AGREEMENT

This ROYALTY TERMINATION AGREEMENT (this “Agreement”) is made as of July 3, 2012 (“Effective Date”) by and between Centennial Petroleum Partners, LLC (the “CPP”) and American Petro-Hunter, Inc., a Nevada corporation (the “Company”, and collectively with CPP, the “Parties”).

RECITAL

A.           In connection with the Amended and Restated Convertible Debenture between the Company and Maxum Overseas Fund (“Maxum”), the Company and CPP entered into that certain Assignment of Royalties Agreement, dated July 18, 2011, as amended August 12, 2011 (the “Royalty Agreement”), pursuant to which the Company granted CPP a six percent (6%) overriding royalty interest in and to the Receivables and Related Rights of the Company (as such terms are defined in the Royalty Agreement) (the “Royalty Interest”).

B.           The Company and CPP are parties to that certain Demand Promissory Note, dated August, 2011, the outstanding principal balance and interest of which (the “Total Debt Amount”) the Parties have agreed to convert (the “Debt Conversions”) into shares of the Company’s common stock (“Common Stock”) at $0.25 per share (the “Conversion Price”).

C.           In connection with a proposed debt financing of the Company by ASYM Energy Partners LLC (“ASYM”), CPP agreed to undertake the Debt Conversions and the Parties have agreed to terminate the Royalty Interest in exchange for the grant to the CPP of certain antidilution protections for the Debt Conversions (the “Conversion Price Adjustments”).

D.           In connection with each distribution pursuant to the proposed ASYM debt financing, the Company will issue a warrant to ASYM (the “ASYM Warrants”), the exercise price of which will be determined based upon certain financial measurements agreed to between ASYM and the Company.

E.           The Conversion Price Adjustments for the Debt Conversions will be based upon the exercise price of the ASYM Warrants.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.           Royalty Interest.

1.1           Termination of Royalty Interest. In consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree that the Royalty Interest is hereby terminated and the Royalty Agreement and any references to the Royalty Interest in any other documents between the Parties shall be of no further force or effect.

1.2           Further Assurances. CPP will execute and deliver such other documents as may be reasonably necessary and requested by the Company to terminate the Royalty Interest.

2.           Representations and Warranties of CPP. CPP hereby represents and warrants to the Company that the statements contained in the following paragraphs of this Section 2 are all true and correct as of the date hereof.

2.1           Title. CPP owns all right, title and interest in and to the Royalty Interest and has not transferred, pledged or encumbered in any way such Royalty Interest.

2.2           Authority. CPP has full power and authority to execute this Agreement and carry out the transactions and agreements contemplated hereby.

2.3           Interest. After giving effect to the termination contemplated in Section 1 above, CPP will have no further Royalty Interest in or lien or encumbrance upon any assets of the Company.

3.           ANTi-DILUTION PROTECTION.

3.1           ASYM Warrant Exercise Price. The exercise price (“Warrant Exercise Price”) of the ASYM Warrants issuable from time to time shall be equal to the lower of: (i) $0.20 per share, (ii) 85% of the volume weighted average price per share (VWAP) of Common Stock for the fifteen (15) days preceding the issuance of any loan to the Company by ASYM, or (iii) the trailing 90-day net average daily oil production of the Company multiplied by $40,000, the product of which is reduced by the Company’s debt and any obligations, thereafter divided by the Company’s fully diluted number of shares of Common Stock outstanding.

3.2           Additional Share Issuance. In the event the Warrant Exercise Price for any ASYM Warrant issued in connection with a loan from ASYM is less than the Conversion Price, the Company will issue to CPP additional shares of Common Stock in an amount equal to (“Adjustment Shares”): [(Total Debt Amount/Warrant Exercise Price) less (Total Debt Amount/Conversion Price)] minus any Adjustment Shares previously issued to CPP hereunder. By way of example only,

If the Warrant Exercise Price is $0.20 in connection with the first loan from ASYM and the Total Debt Amount of $1,000,000, then the Adjustment Shares will equal: [($1,000,000/$0.20) - ($1,000,000/$0.25)] - 0 = 1,000,000 shares.

If the Warrant Exercise Price is $0.15 in connection with the second loan from ASYM, then the Adjustment Shares will equal: [($1,000,000/$0.15) - ($1,000,000/$0.25)] - 1,000,000 = 1,666,667 shares.

If the Warrant Exercise Price is $0.20 in connection with the third loan from ASYM, then the Adjustment Shares will equal: [($1,000,000/$0.20) - ($1,000,000/$0.25)] - 2,666,667 = 0 shares.

3.3           Rights. Any Common Stock issued to CPP pursuant to Section 3.2 above shall have the same rights, preferences and privileges and be subject to the same restrictions on transfer as those shares issued in the applicable Debt Conversion.

3.4           Subsequent Warrant Issuances. For the avoidance of doubt, the issuance of shares to CPP pursuant to Section 3.2 shall not preclude the issuance of additional shares of Common Stock in the event the Warrant Exercise Price for any subsequent ASYM Warrant is lower than the Warrant Exercise Price for the previous ASYM Warrant(s).

4.           GENERAL PROVISIONS.

4.1           Survival of Warranties. The representations, warranties and covenants of CPP contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company.

4.2           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

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4.3           Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Nevada as applied to agreements among Nevada residents entered into and to be performed entirely within Nevada, without reference to principles of conflict of laws or choice of laws and, to the extent applicable, by federal law.

4.4           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5           Headings. The headings and captions used in this Agreement are used only for convenience and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

4.6           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms, provided however that the Conversion Price Adjustments contemplated in Section 3 hereof and the termination of the Royalty Interest contemplated in Section 1 are contingent upon each other.

4.7           Further Assurances. From and after the date of this Agreement, upon the request of CPP or the Company, the Company and CPP shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

4.8           Waiver and Amendment. Any of the terms and provisions of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but only by a written instrument executed by such Party. This Agreement may be amended only by an agreement in writing executed by the Parties.

4.9           Delay or Omission. No delay or omission to exercise any right, power or remedy accruing to any Party hereto shall impair any such right, power or remedy of such Party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.

Centennial Petroleum Partners, LLC

By:

Name:

Title:

American Petro-Hunter, Inc.
a Nevada corporation

By:
Robert McIntosh
Chief Executive Officer

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